Exhibit 23.1


                         Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13875), pertaining to the Non-Plan Options, the 1996 Equity Incentive Plan, as amended, and the Non-Employee Directors' Stock Option Plan, as amended, of our report dated March 10, 2000 with respect to the consolidated financials statements of Hot Topic, Inc. included in the Annual Report on Form 10-K for the fiscal year ended January 29, 2000 filed with the Securities and Exchange Commission.

                                                          /s/  Ernst & Young LLP

Los Angeles, California
April 24, 2000